EXHIBIT 5.1





                          July 30, 1999



Board of Directors
Peoples Financial Services Corp.
50 Main Street
Hallstead, Pennsylvania  18822

Re:  Registration Statement on Form S-3
     Dividend Reinvestment Plan

Gentlemen:

     In connection with the proposed offering of up to 100,000 shares of common stock, $2.00 par value (the "Common Stock"), by Peoples Financial Services Corp. (the "Company"), covered by the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), we, as counsel to the Company, have reviewed:

     (1)  the Articles of Incorporation of the Company;

     (2)  the Bylaws of the Company;

     (3) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement;

     (4) a subsistence certificate with respect to the Company issued by the Pennsylvania Department of State;

     (5)  the Registration Statement; and

     (6) copies of the certificates representing shares of the Common Stock.

     Based upon our review of the foregoing, it is our opinion that:

     (a) the Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth; and

     (b) the Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to
          <PAGE 1> the terms of the Plan as described in the
          Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              STEVENS & LEE

                              /s/ Stevens & Lee  <PAGE 2>